                                                                     Exhibit 2.2


                      AMENDMENT NO. 1 TO MERGER AGREEMENT

     This Amendment No. 1 to Merger Agreement (the "Amendment") is made and effective as of this 14th day of April 2000.

     WHEREAS, the parties hereto are all of the parties to the Agreement and Plan of Merger, dated as of December 13, 1999, among Union Oil Company of California, Titan Resources Holdings, Inc. (now named Pure Resources, Inc.), TRH, Inc. and Titan Exploration, Inc. (the "Merger Agreement"); and

     WHEREAS, in accordance with Section 10.3 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement on the terms set forth herein;

     NOW THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows (capitalized terms used but not defined herein have the meaning set forth in the Merger Agreement):

     Section 1.  Amendments.

          (a) For purposes of clarifying Sections 2.2(f) and 2.3(d) of the Merger Agreement, Exhibit A to the Merger Agreement shall be deemed to include the gas plants in the Dollarhide, Massey, Sacrock and Coyonosa Fields, so that such plants shall be considered Assets and not Excluded Assets.

          (b) The reference to "the Confidentiality Agreement dated October 4, 1999 between Union Oil and Titan" at the end of Section 6.1(a) of the Merger Agreement is amended to refer to "the Confidentiality Agreement dated October 11, 1999 between Union Oil and Titan".

          (c) The reference to "the Confidentiality Agreement dated October 4, 1999 between Union Oil and Titan" at the end of Section 6.1(b) of the Merger Agreement is amended to refer to "the Confidentiality Agreement dated August 23, 1999 between Union Oil and Titan".

          (d) The second sentence of Section 6.4(a) of the Merger Agreement is amended to read in its entirety as follows:

          The stockholder vote required for the adoption and approval of this Agreement and the Transactions contemplated hereby shall be (i) the affirmative vote of the holders of a majority of the outstanding shares of Titan Common Stock, and (ii) the affirmative vote of a majority of the shares of Titan Common Stock, other than shares held by officers of Titan, who are present at the Special Meeting in person or by proxy and vote for or against adoption and approval of this Agreement and the transactions contemplated hereby.

          (e) Exhibit A of Exhibit 6.17(a) to the Merger Agreement is amended to read in its entirety as set forth on Annex A hereto.

     Section 2.  Remainder of Agreement Not Affected.  Except set forth in
Section 1 hereof, the terms and provisions of the Merger Agreement remain in full force and effect.

     Section 3.  Authority.   Each party represents that such party has full
corporate power and authority to enter into this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     Section 4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 5.  Governing Law.   This Amendment shall be governed by Delaware
law, without regard to the conflicts of laws principles thereof.

     The parties have caused this Amendment to be duly executed individually or by their authorized representatives on the day and year first above written.


     UNION OIL COMPANY OF CALIFORNIA



     By: /s/ Timothy H. Ling
        ----------------------------



     PURE RESOURCES, INC.



     By: /s/ Phillip Ballard
        ----------------------------

     TRH, INC.



     By: /s/ Phillip Ballard
        ----------------------------

     TITAN EXPLORATION, INC.



     By: /s/ Jack D. Hightower
        ----------------------------

                                    Annex A



                      See attached replacement Exhibit A.

                                                                       EXHIBIT A
                                                                       ---------

                           GENERAL RELEASE AGREEMENT
                           -------------------------

1. GENERAL RELEASE OF CLAIMS UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Severance or Retention Bonus Payment ("Payment") to be made to me under the Officer Severance and Retention Bonus Agreement (the "Agreement"), I hereby release, acquit, and forever discharge (i) Titan Resources I, Inc. and any parent, subsidiary, affiliated entity, successors or assigns (the "Company"), and (ii) the stockholders, officers, directors, employees, agents, representatives, and fiduciaries of the Company (collectively the "Released Parties"), from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them arising under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment to be made to me under the Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

     I understand that I may revoke my acceptance of paragraph 1 of this General Release by so notifying the Company within seven days of the date I execute this General Release. I further understand that if I do not timely revoke my acceptance of paragraph 1, paragraph 1 of this General Release is final and binding, and I agree not to challenge its enforceability. If I do challenge its enforceability, I agree initially to tender to the Company the Payment made under the Agreement, and invite the Company to retain such money and agree with me to cancel this General Release. In the event the Company accepts my offer, the Company shall retain such money and paragraph 1 of this General Release will be void. In the event the Company does not accept my offer, the Company shall place such money in an escrow account pending the resolution of any dispute as to whether paragraph 1 of this General Release shall be set aside and/or otherwise rendered unenforceable.

2. GENERAL RELEASE OF CLAIMS OTHER THAN UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Payment to be made to me under the Agreement, I hereby release, acquit, and forever discharge (i) the Company, and (ii) the Released Parties, from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them connected in any way to the Agreement or any claim for benefits under the Agreement (other than as described in Paragraph 3 below), or my employment, continuation of employment, or, if applicable, termination of employment with any of the Released Parties, or with any other act, conduct, or omission of any of the Released Parties, including but not limited to claims arising under any federal, state, or local laws relating to the employment relationship, other than claims, liabilities, demands, and causes of action under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment to be made to me under the Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

3. NO RELEASE OF COMPANY'S OBLIGATION TO MAKE TAX GROSS-UP PAYMENT UNDER THE AGREEMENT. Any provision of this General Release or the Letter Agreement between the Company and myself dated of even date herewith to the contrary notwithstanding, my execution of this General Release does not constitute a release of the

Company's obligation under the Agreement to make additional payments to me if it shall be determined that I am subject to additional excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of any payments made or benefits provided to me pursuant to the Agreement or otherwise in connection with a Change of Control (as defined in the Agreement).

     I understand that I may not revoke my acceptance of paragraph 2 of this General Release and that it is binding upon me whether or not I revoke my acceptance of paragraph 1 of this General Release.

     I have read and fully understand all of the provisions of this General Release. I acknowledge that none of the Released Parties has made any promise or representation to me in consideration for my agreement to execute this General Release that is not set out in this General Release, and that in executing this General Release I am not relying on any such promise or representation but instead am relying solely on my own judgment. I further acknowledge that my execution of this General Release is knowing and voluntary, that I have had a reasonable time to consider its terms, and that I have been advised to consult with an attorney about this General Release.


Date signed:________________________     _______________________________________
                                         Signature of Employee

Date signed:________________________     _______________________________________
                                         Witness